UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 12, 2012

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On October 12, 2012, the Board of Directors of Wireless Telecom Group, Inc. (the “Company”) approved and adopted the Amended and Restated By-Laws of the Company, which are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (the “2012 Amended By-Laws”). The following is a summary of the principal changes contained in the 2012 Amended By-Laws, which amended the By-Laws dated January 31, 2008 that were previously in effect. In addition to the changes listed below, the amendments include non-substantive changes to clarify or update certain provisions or to be consistent with applicable law. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Amended By-Laws, which is incorporated by reference herein.

(i)       Article 1, Section 1 was amended to update the registered agent of the Company.

(ii)      Article 2, Section 4 was amended to clarify the terms for the presence of a quorum under New Jersey law including adding that if less than a quorum is present at a meeting of shareholders, the shareholders present may adjourn the meeting.

(iii)      New Article 2, Section 5 was added to provide for the duties of an inspector of elections.

(iv)      Newly adopted advance notice provisions appear in new Article 2, Section 6, and new Article 3, Section 8, providing deadlines and requirements for proposals for business brought by shareholders before annual and special meetings, and nominations by shareholders for director candidates brought before annual meetings of shareholders. These new articles provide for the following:

•	procedures for director nominations and other business to be considered at annual meetings, which is accomplished by separate by-laws – one for nominations (Article 3, Section 8) and one for other business, including shareholder proposals (Article 2, Section 6);

•	providing mandatory deadlines for shareholders to make proposals of business and nominations of directors at annual meetings of shareholders, generally between ninety (90) days and one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting;

•	distinguishing between shareholder proposals made under SEC Rule 14a-8 and other proposals to conduct business at annual meetings;

•	including a requirement that director nominees provide certain information to the Company, including information required to be disclosed in a proxy statement;

•	requiring a shareholder making nominations or proposals to disclose their beneficial ownership position and whether it intends or is part of a group that intends to deliver a proxy statement and/or otherwise to solicit proxies from shareholders in support of such proposal or nomination; and

•	providing that business transacted at any special meeting of shareholders shall be confined to the purpose or purposes stated in the notice thereof.

(v)       Article 3, Section 1 was amended to further provide that the Board of Directors shall consist of up to nine (9) members, fixed from time to time by a majority vote of the whole Board of Directors, but that no decrease in the number of directors shall shorten the term of any incumbent director.

(vi)      Article 3, Section 6 was amended to provide that the Board of Directors may fill vacancies on the Board of Directors, but any such director so elected shall hold office only until the next succeeding annual meeting of shareholders or until his or her successor shall have been elected and qualified.

(vii)      New Article 3, Section 7 was added to provide for the creation of committees of the Board of Directors.

(viii)      New Article 7 was added to provide certain indemnification rights to officers and directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.           Description

3.1            Amended and Restated Bylaws of the Company, dated October 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: October 15, 2012	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer and Director